Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in this Current Report of American River Bankshares on Form 8-K/A of our report dated January 16, 2004 relating to the financial statements of Bank of Amador as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 appearing in Registration Statement No. 333-119085 on Form S-4/A of American River Bankshares.



                                              /s/ Perry-Smith LLP



Sacramento, California
December 8, 2004



Page 5 of 19 Pages